QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

HSN, Inc. and Subsidiaries

Combined Statements of Operations

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$666,705	$681,506	$680,763	$879,268
Cost of sales (exclusive of depreciation shown separately below)	418,706	421,474	424,468	555,400

Gross margin	247,999	260,032	256,295	323,868
Selling and marketing expense	136,453	153,556	139,066	166,836
General and administrative expense	53,966	51,074	52,222	54,693
Production and programming expense	14,880	13,867	13,630	16,674
Amortization of non-cash marketing	—	450	3,992	—
Amortization of intangibles	4,085	2,701	2,197	3,698
Depreciation	8,468	8,621	8,760	8,514

Operating income	30,147	29,763	36,428	73,453
Other income (expense):
Interest income	69	120	36	27
Other expense	(108)	(148)	—	—

Total other (expense) income, net	(39)	(28)	36	27

Earnings from continuing operations before income taxes	30,108	29,735	36,464	73,480
Income tax provision	(11,456)	(11,315)	(13,874)	(27,909)

Earnings from continuing operations	18,652	18,420	22,590	45,571
Gain (loss) on sale of discontinued operations, net of tax	—	34,795	(4,223)	—
(Loss) income from discontinued operations, net of tax	(1,566)	21,391	(1,711)	10,885

Net income	$17,086	$74,606	$16,656	$56,456

Non-cash compensation expense is included in the following line items in the combined statements of operations:
Cost of sales	$231	$249	$190	$267
Selling and marketing expense	253	272	209	291
General and administrative expense	2,549	2,698	2,073	2,869
Production and programming expense	2	2	3	2

Total non-cash compensation expense	$3,035	$3,221	$2,475	$3,429

HSN, Inc. and Subsidiaries

Combined Statements of Operations (Continued)

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$666,705	$1,348,211	$2,028,974	$2,908,242
Cost of sales (exclusive of depreciation shown separately below)	418,706	840,180	1,264,648	1,820,048

Gross margin	247,999	508,031	764,326	1,088,194
Selling and marketing expense	136,453	290,009	429,075	595,911
General and administrative expense	53,966	105,040	157,262	211,955
Production and programming expense	14,880	28,747	42,377	59,051
Amortization of non-cash marketing	—	450	4,442	4,442
Amortization of intangibles	4,085	6,786	8,983	12,681
Depreciation	8,468	17,089	25,849	34,363

Operating income	30,147	59,910	96,338	169,791
Other income (expense):
Interest income	69	189	225	252
Other expense	(108)	(256)	(256)	(256)

Total other expense, net	(39)	(67)	(31)	(4)

Earnings from continuing operations before income taxes	30,108	59,843	96,307	169,787
Income tax provision	(11,456)	(22,771)	(36,645)	(64,554)

Earnings from continuing operations	18,652	37,072	59,662	105,233
Gain on sale of discontinued operations, net of tax	—	34,795	30,572	30,572
(Loss) income from discontinued operations, net of tax	(1,566)	19,825	18,114	28,999

Net income	$17,086	$91,692	$108,348	$164,804

Non-cash compensation expense is included in the following line items in the combined statements of operations:
Cost of sales	$231	$480	$670	$937
Selling and marketing expense	253	525	734	1,025
General and administrative expense	2,549	5,247	7,320	10,189
Production and programming expense	2	4	7	9

Total non-cash compensation expense	$3,035	$6,256	$8,731	$12,160

HSN, Inc. and Subsidiaries

Combined Statements of Operations

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$665,587	$682,349	$671,753	$858,265
Cost of sales (exclusive of depreciation shown separately below)	410,741	410,870	413,563	530,029

Gross margin	254,846	271,479	258,190	328,236
Selling and marketing expense	131,771	148,890	135,761	168,575
General and administrative expense	44,222	45,192	45,936	50,911
Production and programming expense	14,547	13,971	13,783	14,499
Amortization of intangibles	15,355	8,557	5,156	5,156
Depreciation	10,281	9,816	8,830	8,346

Operating income	38,670	45,053	48,724	80,749
Other income (expense):
Interest income	148	148	104	186
Other expense	(163)	(310)	(253)	(314)

Total other expense, net	(15)	(162)	(149)	(128)

Earnings from continuing operations before income taxes	38,655	44,891	48,575	80,621
Income tax provision	(14,392)	(16,715)	(18,086)	(30,017)

Earnings from continuing operations	24,263	28,176	30,489	50,604
Income (loss) from discontinued operations, net of tax	469	(7,934)	(3,963)	713

Net income	$24,732	$20,242	$26,526	$51,317

Non-cash compensation expense is included in the following line items in the combined statements of operations:
Cost of sales	$109	$302	$107	$237
Selling and marketing expense	410	330	117	260
General and administrative expense	2,692	3,311	1,252	2,612
Production and programming expense	—	3	1	3

Total non-cash compensation expense	$3,211	$3,946	$1,477	$3,112

HSN, Inc. and Subsidiaries

Combined Statements of Operations (Continued)

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$665,587	$1,347,936	$2,019,689	$2,877,954
Cost of sales (exclusive of depreciation shown separately below)	410,741	821,611	1,235,174	1,765,203

Gross margin	254,846	526,325	784,515	1,112,751
Selling and marketing expense	131,771	280,661	416,422	584,997
General and administrative expense	44,222	89,414	135,350	186,261
Production and programming expense	14,547	28,518	42,301	56,800
Amortization of intangibles	15,355	23,912	29,068	34,224
Depreciation	10,281	20,097	28,927	37,273

Operating income	38,670	83,723	132,447	213,196
Other income (expense):
Interest income	148	296	400	586
Other expense	(163)	(473)	(726)	(1,040)

Total other expense, net	(15)	(177)	(326)	(454)

Earnings from continuing operations before income taxes	38,655	83,546	132,121	212,742
Income tax provision	(14,392)	(31,107)	(49,193)	(79,210)

Earnings from continuing operations	24,263	52,439	82,928	133,532
Income (loss) from discontinued operations, net of tax	469	(7,465)	(11,428)	(10,715)

Net income	$24,732	$44,974	$71,500	$122,817

Non-cash compensation expense is included in the following line items in the combined statements of operations:
Cost of sales	$109	$411	$518	$755
Selling and marketing expense	410	740	857	1,117
General and administrative expense	2,692	6,003	7,255	9,867
Production and programming expense	—	3	4	7

Total non-cash compensation expense	$3,211	$7,157	$8,634	$11,746

Interval Leisure Group, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$86,433	$85,885	$96,019	$92,070
Cost of sales (exclusive of depreciation shown separately below)	18,944	22,508	30,266	29,081

Gross profit	67,489	63,377	65,753	62,989
Selling and marketing expense	11,662	11,413	11,580	11,180
General and administrative expense	15,805	17,260	19,021	19,827
Amortization of intangibles	6,305	6,305	7,851	6,418
Depreciation	1,888	1,965	2,247	2,315

Operating income	31,829	26,434	25,054	23,249
Other income (expense):
Interest income	2,641	2,637	2,416	2,651
Interest expense	(46)	(70)	(49)	(40)
Other (expense) income	(113)	(736)	233	10

Total other income, net	2,482	1,831	2,600	2,621

Earnings before income taxes and minority interest	34,311	28,265	27,654	25,870
Income tax provision	(13,162)	(10,843)	(11,103)	(9,924)
Minority interest in income of consolidated subsidiaries	—	(3)	(5)	(4)

Net income	$21,149	$17,419	$16,546	$15,942

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:
Cost of sales	$29	$78	$67	$108
Selling and marketing expense	32	85	74	117
General and administrative expense	304	829	744	1,162

Total non-cash compensation expense	$365	$992	$885	$1,387

Interval Leisure Group, Inc. and Subsidiaries

Consolidated Statements of Operations (Continued)

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$86,433	$172,318	$268,337	$360,407
Cost of sales (exclusive of depreciation shown separately below)	18,944	41,452	71,718	100,799

Gross profit	67,489	130,866	196,619	259,608
Selling and marketing expense	11,662	23,075	34,655	45,835
General and administrative expense	15,805	33,065	52,086	71,913
Amortization of intangibles	6,305	12,610	20,461	26,879
Depreciation	1,888	3,853	6,100	8,415

Operating income	31,829	58,263	83,317	106,566
Other income (expense):
Interest income	2,641	5,278	7,694	10,345
Interest expense	(46)	(116)	(165)	(205)
Other expense	(113)	(849)	(616)	(606)

Total other income, net	2,482	4,313	6,913	9,534

Earnings before income taxes and minority interest	34,311	62,576	90,230	116,100
Income tax provision	(13,162)	(24,005)	(35,108)	(45,032)
Minority interest in income of consolidated subsidiaries	—	(3)	(8)	(12)

Net income	$21,149	$38,568	$55,114	$71,056

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:
Cost of sales	$29	$107	$174	$282
Selling and marketing expense	32	117	191	308
General and administrative expense	304	1,133	1,877	3,039

Total non-cash compensation expense	$365	$1,357	$2,242	$3,629

Interval Leisure Group, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$78,676	$71,377	$70,359	$68,234
Cost of sales (exclusive of depreciation shown separately below)	17,457	17,096	16,349	15,391

Gross profit	61,219	54,281	54,010	52,843
Selling and marketing expense	11,191	10,539	10,313	9,592
General and administrative expense	15,500	16,331	15,553	14,154
Amortization of intangibles	6,305	6,305	6,305	6,305
Depreciation	2,044	1,933	1,926	1,929

Operating income	26,179	19,173	19,913	20,863
Other income (expense):
Interest income	1,790	2,235	2,361	2,528
Interest expense	(102)	(120)	(75)	(60)
Other (expense) income	(134)	674	(831)	(483)

Total other income, net	1,554	2,789	1,455	1,985

Earnings before income taxes	27,733	21,962	21,368	22,848
Income tax provision	(10,492)	(8,706)	(8,075)	(8,595)

Net income	$17,241	$13,256	$13,293	$14,253

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:
Cost of sales	$80	$57	$38	$50
Selling and marketing expense	52	62	41	55
General and administrative expense	1,327	601	396	527

Total non-cash compensation expense	$1,459	$720	$475	$632

Interval Leisure Group, Inc. and Subsidiaries

Consolidated Statements of Operations (Continued)

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$78,676	$150,053	$220,412	$288,646
Cost of sales (exclusive of depreciation shown separately below)	17,457	34,553	50,902	66,293

Gross profit	61,219	115,500	169,510	222,353
Selling and marketing expense	11,191	21,730	32,043	41,635
General and administrative expense	15,500	31,831	47,384	61,538
Amortization of intangibles	6,305	12,610	18,915	25,220
Depreciation	2,044	3,977	5,903	7,832

Operating income	26,179	45,352	65,265	86,128
Other income (expense):
Interest income	1,790	4,025	6,386	8,914
Interest expense	(102)	(222)	(297)	(357)
Other (expense) income	(134)	540	(291)	(774)

Total other income, net	1,554	4,343	5,798	7,783

Earnings before income taxes	27,733	49,695	71,063	93,911
Income tax provision	(10,492)	(19,198)	(27,273)	(35,868)

Net income	$17,241	$30,497	$43,790	$58,043

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:
Cost of sales	$80	$137	$175	$225
Selling and marketing expense	52	114	155	210
General and administrative expense	1,327	1,928	2,324	2,851

Total non-cash compensation expense	$1,459	$2,179	$2,654	$3,286

Ticketmaster and Subsidiaries

Combined Statements of Operations

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$303,577	$293,416	$292,466	$351,018
Cost of sales (exclusive of depreciation shown separately below)	184,784	183,860	181,186	216,708

Gross profit	118,793	109,556	111,280	134,310
Selling and marketing expense	7,073	8,158	8,560	19,696
General and administrative expense	34,258	39,892	39,108	36,220
Amortization of intangibles	6,853	6,667	6,081	6,599
Depreciation	9,121	9,471	9,495	10,371

Operating income	61,488	45,368	48,036	61,424
Other income (expense):
Interest income	5,378	8,499	8,533	10,655
Interest expense	(266)	(133)	(242)	(362)
Equity in income of uncombined affiliates	865	960	1,196	3,280
Other income (expense)	83	(208)	230	1,015

Total other income, net	6,060	9,118	9,717	14,588

Earnings before income taxes and minority interest	67,548	54,486	57,753	76,012
Income tax provision	(24,637)	(19,873)	(18,671)	(25,826)
Minority interest in losses of combined subsidiaries	14	191	1,459	895

Net income	$42,925	$34,804	$40,541	$51,081

Non-cash compensation expense is included in the following line items in the combined statements of operations:
Cost of sales	$148	$242	$211	$199
Selling and marketing expense	163	265	230	218
General and administrative expense	1,568	2,556	4,082	2,690

Total non-cash compensation expense	$1,879	$3,063	$4,523	$3,107

Ticketmaster and Subsidiaries

Combined Statements of Operations (Continued)

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$303,577	$596,993	$889,459	$1,240,477
Cost of sales (exclusive of depreciation shown separately below)	184,784	368,644	549,830	766,538

Gross profit	118,793	228,349	339,629	473,939
Selling and marketing expense	7,073	15,231	23,791	43,487
General and administrative expense	34,258	74,150	113,258	149,478
Amortization of intangibles	6,853	13,520	19,601	26,200
Depreciation	9,121	18,592	28,087	38,458

Operating income	61,488	106,856	154,892	216,316
Other income (expense):
Interest income	5,378	13,877	22,410	33,065
Interest expense	(266)	(399)	(641)	(1,003)
Equity in income of uncombined affiliates	865	1,825	3,021	6,301
Other income (expense)	83	(125)	105	1,120

Total other income, net	6,060	15,178	24,895	39,483

Earnings before income taxes and minority interest	67,548	122,034	179,787	255,799
Income tax provision	(24,637)	(44,510)	(63,181)	(89,007)
Minority interest in losses of combined subsidiaries	14	205	1,664	2,559

Net income	$42,925	$77,729	$118,270	$169,351

Non-cash compensation expense is included in the following line items in the combined statements of operations:
Cost of sales	$148	$390	$601	$800
Selling and marketing expense	163	428	658	876
General and administrative expense	1,568	4,124	8,206	10,896

Total non-cash compensation expense	$1,879	$4,942	$9,465	$12,572

Ticketmaster and Subsidiaries

Combined Statements of Operations

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$240,722	$287,595	$258,497	$275,858
Cost of sales (exclusive of depreciation shown separately below)	140,932	171,998	158,384	165,838

Gross profit	99,790	115,597	100,113	110,020
Selling and marketing expense	4,247	5,116	5,091	5,669
General and administrative expense	21,737	29,450	34,136	32,994
Amortization of intangibles	6,898	7,036	6,571	6,604
Depreciation	8,765	8,780	8,782	8,753

Operating income	58,143	65,215	45,533	56,000
Other income (expense):
Interest income	4,230	7,621	9,236	12,895
Interest expense	(44)	(75)	(67)	(116)
Equity in income of uncombined affiliates	872	612	835	678
Other income	412	70	61	439

Total other income, net	5,470	8,228	10,065	13,896

Earnings before income taxes and minority interest	63,613	73,443	55,598	69,896
Income tax provision	(23,977)	(27,682)	(20,921)	(13,387)
Minority interest in losses of combined subsidiaries	—	—	29	89

Net income	$39,636	$45,761	$34,706	$56,598

Non-cash compensation expense is included in the following line items in the combined statements of operations:
Cost of sales	$149	$63	$269	$173
Selling and marketing expense	92	70	294	190
General and administrative expense	1,206	667	2,836	1,830

Total non-cash compensation expense	$1,447	$800	$3,399	$2,193

Ticketmaster and Subsidiaries

Combined Statements of Operations (Continued)

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$240,722	$528,317	$786,814	$1,062,672
Cost of sales (exclusive of depreciation shown separately below)	140,932	312,930	471,314	637,152

Gross profit	99,790	215,387	315,500	425,520
Selling and marketing expense	4,247	9,363	14,454	20,123
General and administrative expense	21,737	51,187	85,323	118,317
Amortization of intangibles	6,898	13,934	20,505	27,109
Depreciation	8,765	17,545	26,327	35,080

Operating income	58,143	123,358	168,891	224,891
Other income (expense):
Interest income	4,230	11,851	21,087	33,982
Interest expense	(44)	(119)	(186)	(302)
Equity in income of uncombined affiliates	872	1,484	2,319	2,997
Other income	412	482	543	982

Total other income, net	5,470	13,698	23,763	37,659

Earnings before income taxes and minority interest	63,613	137,056	192,654	262,550
Income tax provision	(23,977)	(51,659)	(72,580)	(85,967)
Minority interest in losses of combined subsidiaries	—	—	29	118

Net income	$39,636	$85,397	$120,103	$176,701

Non-cash compensation expense is included in the following line items in the combined statements of operations:
Cost of sales	$149	$212	$481	$654
Selling and marketing expense	92	162	456	646
General and administrative expense	1,206	1,873	4,709	6,539

Total non-cash compensation expense	$1,447	$2,247	$5,646	$7,839

Tree.com, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$109,999	$110,639	$74,953	$50,787
Cost of revenue (exclusive of depreciation shown separately below)	20,496	20,942	18,279	13,397

Gross margin	89,503	89,697	56,674	37,390
Selling and marketing expense	56,478	56,852	43,755	30,527
General and administrative expense	30,046	27,514	23,166	18,518
Product development	4,270	3,896	3,844	2,981
Proceeds from a legal settlement	—	—	(15,000)	—
Amortization of intangibles	4,274	6,013	3,993	20,189
Restructuring expense	—	4,598	6,401	11,868
Depreciation	2,839	2,580	2,431	2,208
Goodwill impairment	—	—	—	459,463

Operating loss	(8,404)	(11,756)	(11,916)	(508,364)
Other income (expense):
Interest income	70	207	368	526
Interest expense	(280)	(241)	(236)	(229)
Other income	1	—	13	—

Total other (expense) income, net	(209)	(34)	145	297

Loss before income taxes	(8,613)	(11,790)	(11,771)	(508,067)
Income tax benefit (provision)	3,490	4,298	5,478	(23,427)

Net loss	$(5,123)	$(7,492)	$(6,293)	$(531,494)

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:
Cost of revenue	$79	$97	$85	$(13)
Selling and marketing expense	85	107	93	(13)
General and administrative expense	956	1,153	295	(1)
Product development	1	1	—	—

Total non-cash compensation expense	$1,121	$1,358	$473	$(27)

Tree.com, Inc. and Subsidiaries

Consolidated Statements of Operations (Continued)

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$109,999	$220,638	$295,591	$346,378
Cost of revenue (exclusive of depreciation shown separately below)	20,496	41,438	59,717	73,114

Gross margin	89,503	179,200	235,874	273,264
Selling and marketing expense	56,478	113,330	157,085	187,612
General and administrative expense	30,046	57,560	80,726	99,244
Product development	4,270	8,166	12,010	14,991
Proceeds from a legal settlement	—	—	(15,000)	(15,000)
Amortization of intangibles	4,274	10,287	14,280	34,469
Restructuring expense	—	4,598	10,999	22,867
Depreciation	2,839	5,419	7,850	10,058
Goodwill impairment	—	—	—	459,463

Operating loss	(8,404)	(20,160)	(32,076)	(540,440)
Other income (expense):
Interest income	70	277	645	1,171
Interest expense	(280)	(521)	(757)	(986)
Other income	1	1	14	14

Total other expense, net	(209)	(243)	(98)	199

Loss before income taxes	(8,613)	(20,403)	(32,174)	(540,241)
Income tax benefit (provision)	3,490	7,788	13,266	(10,161)

Net loss	$(5,123)	$(12,615)	$(18,908)	$(550,402)

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:
Cost of revenue	$79	$176	$261	$248
Selling and marketing expense	85	192	285	272
General and administrative expense	956	2,109	2,404	2,403
Product development	1	2	2	2

Total non-cash compensation expense	$1,121	$2,479	$2,952	$2,925

Tree.com, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$122,658	$120,747	$120,230	$112,843
Cost of revenue (exclusive of depreciation shown separately below)	17,909	18,837	19,386	17,085

Gross margin	104,749	101,910	100,844	95,758
Selling and marketing expense	60,293	58,094	52,473	48,050
General and administrative expense	28,920	28,711	30,560	31,093
Product development	3,890	3,547	3,879	3,852
Amortization of intangibles	7,266	7,284	5,157	4,311
Depreciation	3,458	2,819	2,964	2,469

Operating income	922	1,455	5,811	5,983
Other income (expense):
Interest income	107	89	136	975
Interest expense	(419)	(388)	(378)	(371)
Other income (expense)	—	9	(212)	(4)

Total other (expense) income, net	(312)	(290)	(454)	600

Earnings before income taxes	610	1,165	5,357	6,583
Income tax provision	(224)	(419)	(2,117)	(2,262)

Net income	$386	$746	$3,240	$4,321

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:
Cost of revenue	$54	$71	$72	$66
Selling and marketing expense	59	79	78	73
General and administrative expense	(1,059)	741	989	932
Product development	20	—	1	1

Total non-cash compensation expense	$(926)	$891	$1,140	$1,072

Tree.com, Inc. and Subsidiaries

Consolidated Statements of Operations (Continued)

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$122,658	$243,405	$363,635	$476,478
Cost of revenue (exclusive of depreciation shown separately below)	17,909	36,746	56,132	73,217

Gross margin	104,749	206,659	307,503	403,261
Selling and marketing expense	60,293	118,387	170,860	218,910
General and administrative expense	28,920	57,631	88,191	119,284
Product development	3,890	7,437	11,316	15,168
Amortization of intangibles	7,266	14,550	19,707	24,018
Depreciation	3,458	6,277	9,241	11,710

Operating income	922	2,377	8,188	14,171
Other income (expense):
Interest income	107	196	332	1,307
Interest expense	(419)	(807)	(1,185)	(1,556)
Other income (expense)	—	9	(203)	(207)

Total other expense, net	(312)	(602)	(1,056)	(456)

Earnings before income taxes	610	1,775	7,132	13,715
Income tax provision	(224)	(643)	(2,760)	(5,022)

Net income	$386	$1,132	$4,372	$8,693

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:
Cost of revenue	$54	$125	$197	$263
Selling and marketing expense	59	138	216	289
General and administrative expense	(1,059)	(318)	671	1,603
Product development	20	20	21	22

Total non-cash compensation expense	$(926)	$(35)	$1,105	$2,177

QuickLinks

  Exhibit 99.2
HSN, Inc. and Subsidiaries Combined Statements of Operations Year Ended December 31, 2007 (In thousands)
HSN, Inc. and Subsidiaries Combined Statements of Operations (Continued) Year Ended December 31, 2007 (In thousands)
HSN, Inc. and Subsidiaries Combined Statements of Operations Year Ended December 31, 2006 (In thousands)
HSN, Inc. and Subsidiaries Combined Statements of Operations (Continued) Year Ended December 31, 2006 (In thousands)
Interval Leisure Group, Inc. and Subsidiaries Consolidated Statements of Operations Year Ended December 31, 2007 (In thousands)
Interval Leisure Group, Inc. and Subsidiaries Consolidated Statements of Operations Year Ended December 31, 2006 (In thousands)
Ticketmaster and Subsidiaries Combined Statements of Operations Year Ended December 31, 2007 (In thousands)
Ticketmaster and Subsidiaries Combined Statements of Operations (Continued) Year Ended December 31, 2007 (In thousands)
Ticketmaster and Subsidiaries Combined Statements of Operations Year Ended December 31, 2006 (In thousands)
Ticketmaster and Subsidiaries Combined Statements of Operations (Continued) Year Ended December 31, 2006 (In thousands)
Tree.com, Inc. and Subsidiaries Consolidated Statements of Operations Year Ended December 31, 2007 (In thousands)
Tree.com, Inc. and Subsidiaries Consolidated Statements of Operations (Continued) Year Ended December 31, 2007 (In thousands)
Tree.com, Inc. and Subsidiaries Consolidated Statements of Operations Year Ended December 31, 2006 (In thousands)
Tree.com, Inc. and Subsidiaries Consolidated Statements of Operations (Continued) Year Ended December 31, 2006 (In thousands)